Exhibit 99.1

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC. ANNOUNCES FOURTH QUARTER AND

FISCAL YEAR 2014 FINANCIAL RESULTS

RENO, NV – Aug. 14, 2014 – Unwired Planet, Inc. (NASDAQ: UPIP) today announced financial results for the fourth quarter and fiscal year 2014.

Revenue for the fourth quarter ended June 30, 2014 was $36.4 million, while operating income from continuing operations totaled $25.0 million. Revenue for the fiscal year ended June 30, 2014 was also $36.4 million, and operating income from continuing operations for the year totaled $3.4 million.

“The Lenovo transaction obviously had a significant positive impact for us in fiscal 2014. While it continues to be a tough licensing environment, we remain committed to pursuing licensing on a fair, reasonable and non-discriminatory basis,” said Eric Vetter, president and chief administrative officer of Unwired Planet.

On a GAAP basis, net income for the fourth fiscal quarter ended June 30, 2014 was $24.3 million, or $0.22 earnings per share, compared with a net loss of $8.7 million, or $0.09 per share, in the June quarter of the preceding year. Net income for the fiscal year ended June 30, 2014 was $0.4 million, compared to a net loss of $47.6 million, or $0.53 per share during the previous year.

On a non-GAAP basis, net income for the fourth fiscal quarter ended June 30, 2014 was $26.9 million, or $0.24 per share, compared with a net loss of $4.9 million, or $0.05 per share, in the June quarter of the preceding year. Non-GAAP net income for the fiscal year ended June 30, 2014 was $4.8 million, or $0.04 per share, compared with a net loss of $25.8 million, or $0.27 per share in the previous year. Non-GAAP net income/loss excludes restructuring, stock-based compensation, consultant stock-based

Unwired Planet Announces Financial Results

compensation, strategic and post strategic costs, discontinued operations, and the tax impact of these items.

A reconciliation between net income/loss and net income/loss per share from a GAAP basis to a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Cash Flows.

Conference Call Information

Unwired Planet has scheduled a conference call for 5:00 p.m. eastern daylight time today to discuss its financial results for its fourth quarter and full fiscal year 2014. Interested parties may access the conference call over the Internet through the company’s website at www.unwiredplanet.com or by telephone at 888-438-5491 or 719-457-2627 (international). A replay of the conference call will be available for one week (August 21), beginning at 5:00 p.m. PT on August 14 by calling 888-203-1112. The replay can be accessed internationally by calling 719-457-0820, access code: 8696150#.

A live webcast of the call, together with supplemental financial information, will also be available on the Investors section of Unwired Planet’s website at http://www.unwiredplanet.com/investors. A replay will be available on the website for at least three months.

About Unwired Planet

Unwired Planet, Inc. (NASDAQ: UPIP) is the inventor of the Mobile Internet and a premier intellectual property company focused exclusively on the mobile industry. The company’s patent portfolio of approximately 2,500 issued and pending US and foreign patents, includes technologies that allow mobile devices to connect to the Internet and enable mobile communications. The portfolio spans 2G, 3G, and 4G technologies, as well as cloud-based mobile applications and services. Unwired Planet’s portfolio includes patents related to key mobile technologies, including baseband mobile communications, mobile browsers, mobile advertising, push notification technology, maps and location based services, mobile application stores, social networking, mobile gaming, and mobile search. Unwired Planet is headquartered in Reno, Nevada. References in this release to Unwired Planet may be to Unwired Planet, Inc. or its subsidiaries.

Unwired Planet Announces Financial Results

Cautionary Note Regarding Forward Looking Statements

Any statements in this press release with respect to future events or expectations, including statements regarding the Company’s licensing activities and related recognition of revenue and expectations regarding enhancing shareholder value are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Unwired Planet assumes no obligation to update the forward-looking statements included in this press release.

For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Unwired Planet’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Unwired Planet’s website at www.unwiredplanet.com.

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$93,877	$47,613
Short-term investments	40,068	10,793
Restricted cash	378	17,251
Accounts receivable	—	88
Prepaid and other current assets	666	420

Total current assets	134,989	76,165
Property and equipment, net	187	212
Long-term investments	11,745	—
Initial direct license costs, net	2,061	—
Debt issuance costs and other assets, net	1,459	1,861

Total assets	$150,441	$78,238

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,181	$2,317
Fee share obligation	12,850	—
Deferred revenue	5,005	—
Accrued liabilities	1,577	2,817
Accrued legal expense	4,054	3,686
Accrued compensation	605	1,057
Accrued restructuring costs	254	594

Total current liabilities	25,526	10,471
Accrued restructuring costs, net of current portion	—	259
Fee share obligation, net of current portion	7,182	—
Long-term note payable	25,693	22,096
Deferred revenue, net of current portion	28,566	—
Other long-term liabilities	403	1,485

Total liabilities	87,370	34,311

Stockholders’ equity
Preferred stock	—	—
Common stock	111	100
Treasury stock	(884)	(575)
Additional paid-in-capital	3,243,757	3,224,769
Accumulated other comprehensive income	24	2
Accumulated deficit	(3,179,937)	(3,180,369)

Total stockholders’ equity	63,071	43,927

Total liabilities and stockholders’ equity	$150,441	$78,238

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Fiscal Year Ended June 30,
	2014	2013	2014	2013
Net revenue	$36,396	$85	$36,396	$121

Operating costs and expenses:
Sales and marketing expense	—	27	—	109
Patent licensing expenses	6,816	4,705	23,008	16,281
General and administrative	4,554	4,960	9,975	21,451
Restructuring and other related costs	9	(77)	9	1,771

Total operating costs and expenses	11,379	9,615	32,992	39,612

Operating income (loss) from continuing operations	25,017	(9,530)	3,404	(39,491)

Interest income	26	16	121	189
Interest expense	(979)	(31)	(3,697)	(34)
Other income (expense), net	360	823	625	(301)

Income (loss) from continuing operations	24,424	(8,722)	453	(39,637)

Income taxes	—	42	—	42

Income (loss) from continuing operations	24,424	(8,764)	453	(39,679)

Discontinued operations:
Gain (loss) on sale of discontinued operations, net of tax	—	—	—	(150)
Gain (loss) from discontinued operations, net of tax	(80)	55	(20)	(7,784)

Income (loss) from discontinued operations, net of tax	(80)	55	(20)	(7,934)

Net income (loss)	$24,344	$(8,709)	$433	$(47,613)

Basic/Diluted net income (loss) per share from:
Continuing operations	$0.22	$(0.09)	$—	$(0.44)
Discontinued operations	—	—	—	(0.09)

Net income (loss) per share	$0.22	$(0.09)	$—	$(0.53)

Weighted average shares outstanding
Basic	111,236	92,078	108,032	90,843
Diluted	112,621	92,078	108,703	90,843

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, except per share data)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income (loss)	$24,344	$(8,709)	$433	$(47,613)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:	3,193	2,133	7,804	10,534
Changes in operating assets and liabilities:	51,111	(1,277)	66,039	(32,865)

Net cash provided by (used in) operating activities	78,648	(7,853)	74,276	(69,944)

Cash flows from investing activities:
Purchases of property and equipment	(10)	(5)	(72)	(269)
Payments to vendors related to the sale of discontinued operations	—	—	—	(1,893)
Proceeds from sale of discontinued operations	—	—	—	600
Purchases of short-term investments	—	—	(29,854)	(10,014)
Proceeds from sales and maturities of investments	10,000	10,778	37,107	52,389
Purchases of long-term investments	(6,504)	—	(48,483)	(948)

Net cash provided by (used in) investing activities	3,486	10,773	(41,302)	39,865

Cash flows from financing activities:
Proceeds from note payable, net of discounts	—	22,066	—	22,066
Proceeds from registered direct issuance of common stock, net of offering costs	—	14,785	—	14,785
Proceeds from rights offering issuance of common stock	—	—	12,500	—
Proceeds from exercise of stock options	941	175	2,571	1,701
Payment of debt and equity issuance costs	—	—	(1,472)	—
Purchase of treasury stock	(90)	(575)	(309)	(575)
Employee stock purchase plan	—	—	—	6

Net cash provided by financing activities	851	36,451	13,290	37,983

Net increase in cash and cash equivalents	82,985	39,371	46,264	7,904
Cash and cash equivalents at beginning of period	10,892	8,242	47,613	39,709

Cash and cash equivalents at end of period	$93,877	$47,613	$93,877	$47,613

Unwired Planet Announces Financial Results

Non-GAAP Measure

The Company’s stated results include the non-GAAP measures: non-GAAP net loss and non-GAAP net loss per share. These non-GAAP measures exclude certain items that generally are non-recurring events or are non-cash items that many other companies exclude, in order to compare Unwired Planet with other companies, such as stock-based compensation. These non-GAAP measures also exclude items which management does not consider in evaluating Unwired Planet’s on-going business, such as restructuring costs and discontinued operations. Unwired Planet considers non-GAAP net income (loss) to be an important metric because it provides a useful measure of the operational performance of Unwired Planet and is used by Unwired Planet’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Unwired Planet’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

RECONCILIATION FROM GAAP INCOME (LOSS) TO NON-GAAP INCOME (LOSS) — UNAUDITED

(In thousands, except per share data)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
Reconciliation from GAAP	2014	2013	2014	2013
Income (loss) to Non-GAAP Income (loss):
Net Income (loss)	$24,344	$(8,709)	$433	$(47,613)
Exclude:
Restructuring costs	—	(77)	9	1,771
Stock-based compensation	372	2,003	2,222	6,235
Consultant stock-based compensation	2,130	1,540	2,130	1,540
Strategic costs	—	—	—	2,877
Post strategic costs	—	377	—	1,450
Discontinued operations, net of tax	80	(55)	20	7,934
Tax impact related to unusual transactions	—	—	—	42

Non-GAAP net Income (loss)	$26,926	$(4,921)	$4,814	$(25,764)

GAAP net Income (loss) per share	$0.22	$(0.09)	$—	$(0.52)
Exclude:
Restructuring costs	—	—	—	0.02
Stock-based compensation	—	0.02	0.02	0.07
Consultant stock-based compensation	0.02	0.02	0.02	0.02
Strategic costs	—	—	—	0.03
Post strategic costs	—	—	—	0.02
Discontinued operations, net of tax	—	—	—	0.09
Tax impact related to unusual transactions	—	—	—	—

Non-GAAP net Income (loss) per share	$0.24	$(0.05)	$0.04	$(0.27)

Shares used in computing net loss per share
Basic	111,236	92,078	108,032	90,843
Diluted	112,621	92,078	108,703	90,843

For More Information:

Mike Bishop

The Blueshirt Group

mike@blueshirtgroup.com

Tel: 415-217-4968